EXHIBIT 99.7
CONSENT OF REGISTERED INDEPENDENT AUDITOR

GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON   98144
(206) 328-8554   FAX (206) 328-0383

To Whom it May Concern:

The Firm of George Stewart, Certified Public Accountant, consents to the inclusion of our audit report on the Financial Statements of Supreme Realty Investments, Inc. as of December 31, 2004 and December 31, 2003, in the Registration Statement (Form S-11) of Supreme Hotel Properties, Inc., as may be amended, filed with the U.S. Securities and Exchange Commission now or in the future.

Very truly yours,

/s/ George Stewart

George Stewart, CPA

October 27, 2005

142